Exhibit 10.7

AMENDED AND RESTATED

COMMERCIAL PLEDGE AGREEMENT

Grantors:	INVESTOR’S MARK ACQUISITIONS, LLC 124 WINDERMERE CT. MCMURRAY, PA 15317 BENJAMIN MARCUS HOMES, L.L.C. P.O. BOX 1287 MCMURRAY, PA 15317	Lender:	SHEPHERD’S FINANCE, LLC 3508 WASHINGTON ROAD MCMURRAY, PA 15317

THIS AMENDED AND RESTATED COMMERCIAL PLEDGE AGREEMENT (this “Agreement”) dated as of December 30, 2011, is made and executed by and among INVESTOR’S MARK ACQUISITIONS, LLC(“IMA”) and BENJAMIN MARCUS HOMES, L.L.C. (“BMH”; with IMA and BMHcollectively referred to as the”Grantors”) and SHEPHERD’S FINANCE, LLC (“Lender”).

WHEREAS, Lender has made a revolving demand loan to BMH in the amount of up to $4,164,000 (the “BMH Loan”) to acquire certain land and to finish developing certain phases on such land all as more clearly set forth in the Credit Agreement among the parties hereto dated as of December 30, 2011 (the “Credit Agreement”) and as evidenced by that certain Promissory Note from BMH to Lender (the “BMH Note”).

WHEREAS, Lender has made a demand loan to IMA in the amount of up to $2,225,000 (the “New IMA Loan”) to develop certain lots as more clearly set forth in the Credit Agreement and as evidenced by that certain Promissory Note from IMA to Lender (the “New IMA Note”).

WHEREAS, Lender has assumed that certain existing loan from 84 Financial, L.P. to IMA in the amount of $1,686,767 (the “Existing IMA Loan”)thereby becoming the lender under the Existing IMA Loan as more clearly set forth in the Credit Agreement and as evidenced by that certain Promissory Note from IMA to Lender, as assigned (the “Existing IMA Note”; with the BMH Note, the New IMA Note and the Existing IMA Note sometimes collectively referred to as the “Developer Notes”).

WHEREAS, Lender has assumed the obligations under that certain existing loan from IMA to 84 Financial, L.P. (the “SF Loan”) thereby becoming the borrower under the SF Loan as more clearly set forth in the Credit Agreement and as evidenced by that certain Secured Promissory Note dated December 29, 2010 between 84 Financial, L.P. as borrower and IMA as lender (the “SF Note”).

WHEREAS, Grantors desire to secure the obligations contained in the Developer Notes by pledging their interest in the SF Note and the Interest Escrow Account as set forth in this Agreement.

GRANT OF SECURITY INTEREST. For valuable consideration, Grantors grant to Lender a security interest in the Collateral to secure the Indebtedness and agree that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means Grantors’ present and future rights, title and interest in and to the following described investment property, together with any and all present and future additions thereto, substitutions therefor, and replacements thereof, and further together with all Income and Proceeds as described herein:

SUBORDINATED PROMISSORY NOTE DATED DECEMBER 29, 2010 BETWEEN 84 FINANCIAL, L.P.AS BORROWER AND INVESTOR’S MARK ACQUISITIONS, LLC AS LENDER

INTEREST ESCROW ACCOUNT TO BE HELD BY LENDER AND INITIALLY FUNDED WITH $450,000 FROM THE BMH LOAN, AS MAY BE ADJUSTED PURSUANT TO THE CREDIT AGREEMENT

CROSS-COLLATERALIZATION. In addition to the Developer Notes, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantors to Lender, or any one or more of them, as well as all claims by Lender against Grantors or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Developer Notes, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantors may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantors’ accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantors hold jointly with someone else and all accounts Grantors may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantors authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantors represent and warrant to Lender that:

Ownership. Grantors are the lawful owner of their respective Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge. Grantors have the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect. Grantors have the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantors as well as Grantors’ successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment. Grantors have not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantors’ rights in the Collateral except as provided in this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of promissory notes or other instruments, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantors will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantors.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantors or to which Grantors are a party, and their respective membership agreements do not prohibit any term or condition of this Agreement.

Financing Statements. Grantors authorize Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest. At Lender’s request, Grantors additionally agree to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. This includes making sure Lender is shown as the first and only security interest holder on the title covering the Property. Grantors will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantors irrevocably appoint Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Grantors change Grantors’ name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantors will promptly notify the Lender of such change.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Lender may deliver the Collateral to Grantors or to any other owner of the Collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Lender may charge Grantors for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral. Grantors agree to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantors or for Grantors’ account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash. At Lender’s option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (1) extend time for payment or other performance, (2) grant a renewal or change in terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantors, and no such act or failure to act shall affect Lender’s rights against Grantors or the Collateral.

All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, whether the Collateral is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where Grantors obtained the Developer Notes knows about the Collateral or relies upon the Collateral as security.

Collection of Collateral. Lender at Lender’s option may, but need not, collect the Income and Proceeds directly from the Obligors. Grantors authorize and direct the Obligors, if Lender decides to collect the Income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lender’s receipt for the payments.

Additional Authorizations. Grantors irrevocably authorize Lender, with full power of substitution, to do any of the following, either in Lender’s own name or in the name of Grantors, or otherwise, which in the discretion of Lender may seem necessary or advisable: (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and execute and deliver any release and acquittance therefor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings; and (e) to execute and deliver to the Obligors, at the time and in the manner specified by the Collateral, any necessary instruments or documents. It is understood and agreed that any exercise of this authorization by Lender shall be on behalf of Lender and not on behalf of Grantors. Lender is not an agent or fiduciary of Grantors. However, in exercising the authorization granted hereby, Lender shall exercise reasonable caution and prudence and Lender shall keep full and accurate record of all actions, receipts and disbursements.

Perfection of Security Interest. Upon Lender’s request, Grantors will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. Upon Lender’s request, Grantors will sign and deliver any writings necessary to perfect Lender’s security interest. Grantors hereby irrevocably authorize Lender to execute any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantors may not be indebted to Lender.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantors fail to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantors’ failure to discharge or pay when due any amounts Grantors are required to discharge or pay under this Agreement or any Related Documents, Lender on Grantors’ behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the BMH Note from the date incurred or paid by Lender to the date of repayment by Grantors. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the BMH Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the BMH Note; or (C) be treated as a balloon payment which will be due and payable at the BMH Note maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (D) informing Grantors about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Grantors fail to make any payment when due under the Indebtedness.

Other Defaults. Grantors fail to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantors.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantors or on Grantors’ behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution of either of Grantors (regardless of whether election to continue is made), any member withdraws from the limited liability company, or any other termination of either of Grantors’ existence as a going business or the death of any member, the insolvency of either of Grantors, the appointment of a receiver for any part of Grantors’ property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against either of Grantors.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantors or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Grantors’ accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantors as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantors give Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantors. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in either of Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Declare all Indebtedness, including any prepayment penalty which Grantors would be required to pay, immediately due and payable, without notice of any kind to Grantors.

Collect the Collateral. Collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

Sell the Collateral. Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantors, and other persons as required by law, notice at least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. Grantors agree that any requirement of reasonable notice as to Grantors is satisfied if Lender mails notice by ordinary mail addressed to Grantors at the last address Grantors have given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, or believes Lender is unable, to sell the securities in an open market transaction, Grantors agree that Lender will have no obligation to delay sale until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Grantors or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantors agree that neither Grantors, nor any member of Grantors’ families, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantors irrevocably authorize Lender to execute endorsements, assignments and instruments in the name of Grantors and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, reasonable attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantors to Lender, with any excess funds to be paid to Grantors as the interests of Grantors may appear. Grantors agree, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantors under this Agreement, after Grantors’ failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Grantors agree to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantors shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantors also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Collateral, this Agreement will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania. In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transactions that are evidenced by the Developer Notes and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the Commonwealth of Pennsylvania.

Choice of Venue. If there is a lawsuit, Grantors agree upon Lender’s request to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania, in the county in which Lender’s following address is located: 3508 WASHINGTON ROAD, MCMURRAY, PA15317.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantors, shall constitute a waiver of any of Lender’s rights or of any of Grantors’ obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Unless otherwise provided by applicable law, any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantors agree to keep Lender informed at all times of Grantors’ current address. Unless otherwise provided by applicable law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successor Interests. The terms of this Agreement shall be binding upon Grantors, and upon Grantors’ heirs, personal representatives, successors, and assigns, and shall be enforceable by Lender and its successors and assigns.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this Amended and Restated Commercial Pledge Agreement, as it may be amended or modified from time to time, together with all exhibits and schedules attached hereto from time to time.

Collateral. The word “Collateral” means all of Grantors’ right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Credit Agreement. The word “Credit Agreement” means the Credit Agreement as more particularly described in this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Developer Notes. The word “Developer Notes” means the BMH Note, the New IMA Note and the Existing IMA Note as more particularly described in this Agreement.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantors. The word “Grantors” means INVESTOR’S MARK ACQUISITIONS, LLC and BENJAMIN MARCUS HOMES, L.L.C.

Guarantors. The word “Guarantors” means INVESTOR’S MARK ACQUISITIONS, LLC, BENJAMIN MARCUS HOMES, L.L.C., MARK L. HOSKINS and any other guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word “Guaranty” means the Commercial Guaranty dated as of December             , 2011 from Guarantors to Lender, including without limitation a guaranty of all or part of the Developer Notes.

Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Grantors are entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, investment property, and general intangibles.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Credit Agreement, the Developer Notes or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantors are responsible under this Agreement or under any of the Related Documents. The liens and security interests created pursuant to this Agreement covering the Indebtedness which may be created in the future shall relate back to the date of this Agreement. Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Interest Escrow Account. The interest escrow account to be held by Lender and initially funded with $450,000 from the BMH Loan, as may be adjusted pursuant to the Credit Agreement.

Lender. The word “Lender” means SHEPHERD’S FINANCE, LLC, its successors and assigns.

Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

Property. The word “Property” means all of Grantors’ right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness, including, without limitation, (i) all instruments, agreements and documents relating to that certain demand loan from Lender to IMA in the amount of up to $2,225,000.00, including, without limitation, the Mortgage related to such demand loan; (ii) all instruments, agreements and documents relating to that certain existing loan originally from 84 Financial, L.P. to IMA in the amount of $1,686,766.76, as assigned to Lender on or about the date hereof, including, without limitation, the Mortgage and guarantee related to such loan; (iii) that certain Amended and Restated Commercial Pledge Agreement of even date herewith, by and among BMH, IMA, and Lender; (iv) that certain Commercial Guarantee by BMH, IMA and Mark L. Hoskins in favor of Lender, of even date herewith; and (v) the Credit Agreement.

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GRANTORS HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDED AND RESTATED COMMERCIAL PLEDGE AGREEMENT AND AGREE TO ITS TERMS. THIS AGREEMENT IS DATED AS OF DECEMBER 30, 2011.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTORS:

INVESTOR’S MARK ACQUISITIONS, LLC

By: /s/ Mark L. Hoskins

MARK L. HOSKINS, Manager of INVESTOR’S MARK

ACQUISITIONS, L.L.C.

BENJAMIN MARCUS HOMES, L.L.C.

By: /s/ Mark L. Hoskins

MARK L. HOSKINS, Manager of BENJAMIN

MARCUS HOMES, L.L.C.

(Seal)